Exhibit 5.1

January 7, 2010

ZymoGenetics, Inc.

1201 Eastlake Avenue East

Seattle, Washington 98102

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (File Number 333-155664) filed by ZymoGenetics, Inc., a Washington corporation (the “Company”), filed with the Securities and Exchange Commission on November 25, 2008 (the “Registration Statement”), as subsequently supplemented by the prospectus supplement applicable to the Offering (as defined below) in connection with the registration under the Securities Act of 1933, as amended, from time to time, of the Company’s securities having a maximum aggregate public offering price of $100,000,000. The securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus. The Company currently proposes to sell up to an aggregate of 16,100,000 shares (the “Offered Shares”) of common stock, no par value, under the Registration Statement (the “Offering”) to Leerink Swann LLC (the “Underwriter”) pursuant to an underwriting agreement dated January 7, 2010 between the Company and the Underwriter (the “Underwriting Agreement”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) the Amended and Restated Articles of Incorporation, filed with the Washington Secretary of State on February 5, 2002, as amended by the Articles of Amendment, filed with the Washington Secretary of State on June 28, 2002 (collectively, the “Restated Articles”);

(2) the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on January 7, 2010 (the “Restated Bylaws”);

(3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4) the base prospectus comprising part of the Registration Statement (the “Base Prospectus”), and the accompanying prospectus supplement applicable to the Offering (the “Prospectus Supplement”);

(5) the resolutions of the Company’s Board of Directors (the “Board”) adopted at meetings held on January 10, 2008, September 18, 2008 and November 2, 2008 approving the filing of the Registration Statement and the issuance of up to $100,000,000 of the Securities;

(6) the resolutions of the Board adopted at a meeting held on December 30, 2009, establishing a pricing committee of the Board (the “Pricing Committee”) to approve the terms of the Offering;

ZymoGenetics, Inc.

January 7, 2010

(7) the resolutions of the Pricing Committee adopted at a meeting held on January 7, 2010, approving the terms of the Offering and authorizing the Company to enter into the Underwriting Agreement (the “Pricing Committee Resolutions”);

(8) the Underwriting Agreement;

(9) the form of certificate representing shares of Common Stock;

(10) a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and a report from the Company dated as of the date hereof verifying the number of shares of the Company’s common stock subject to issued and outstanding options and warrants, and of any rights to purchase the Company’s capital stock; and

(11) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents (except for the due authorization, execution and delivery of the above referenced documents by the Company) where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that any certificates representing the Offered Shares will have been properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing federal laws of the United States of America and the laws of the State of Washington.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Offered Shares, there will not have occurred any change in law affecting the validity of the Offered Shares.

Based upon the foregoing, we are of the opinion that the Offered Shares, when issued, sold and delivered in the manner and for the consideration stated in the Pricing Committee Resolutions, the Registration Statement, the Base Prospectus and the Prospectus Supplement, and pursuant to the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

ZymoGenetics, Inc.

January 7, 2010

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of the Offered Shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP

FENWICK & WEST LLP